Conformed through Omnibus Amendment dated as of August 23, 2024;
Second Omnibus Amendment dated as of October 11, 2024; and
Third Omnibus Amendment dated as of March 16, 2026
EXHIBIT 10.38

SERVICING AGREEMENT
THIS SERVICING AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2024, by and MoneyLion Technologies Inc., a Delaware corporation (the “Servicer”), Sound Point Capital Management, LP, a Delaware limited partnership, as purchaser agent (the “Purchaser Agent”), SP Main Street Funding I LLC, a Delaware limited liability company (the “Initial Purchaser”), and the Additional Purchasers that may from time to time become party hereto (together with the Initial Purchasers, each individually, a “Purchaser” and collectively, the “Purchasers”).
RECITALS
WHEREAS, the Purchaser Agent and the Purchasers desire to appoint the Servicer, and the Servicer desires to accept such appointment, to service certain Purchased Receivables which may be transferred to the applicable Purchaser from time to time pursuant to the terms of the Master Receivables Purchase Agreement, dated as of June 30, 2024 (as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement”), by and among the Purchaser Agent, the Purchasers party thereto and ML Plus LLC, a Delaware limited liability company, as seller; and
WHEREAS, the Purchaser Agent, the Purchasers and the Servicer desire to execute this Agreement to define the rights, duties and obligations of each party hereto with respect to any such Purchased Receivables.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:
1.Definitions and Interpretations.
(a)(a)    Definitions. All capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings assigned to such terms in this Section 1(a) or in the Purchase Agreement:
“Agreement” has the meaning set forth in the introductory statement hereto, as amended, supplemented or otherwise modified from time to time.
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, general counsel, treasurer or controller (or, in each case, the equivalent thereof).
“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended from time to time.
“Borrower Account” means that certain deposit account at the Borrower Account Bank, held in the name of the Initial Purchaser with account number 890-000-171-094.
“Borrower Account Bank” means Axos Bank and any successor thereto.

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“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Indemnified Liabilities” has the meaning set forth in Section 12 hereto.
“Indemnified Person” has the meaning set forth in Section 12 hereto.
“Net Collections Amount” means, for any Monthly Period, the aggregate cash payments made by or behalf of the MoneyLion Accountholders in respect of Purchased Receivables, whether in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment but excluding in all cases any Excluded Amounts.
“Permitted Receivable Modification” means, with respect to any Receivable, Qualified Deferrals, any waiver, modification or variance of any term of any Receivable or any consent to the postponement of strict compliance with any such term or any other grant of an indulgence or forbearance to the related MoneyLion Accountholder, in each case, granted by the Servicer either (i) in accordance with the Servicing Standard and is determined by Servicer at the time of such modification to be a practical manner to obtain a reasonable recovery from such Receivable based upon its prior servicing experience for similar receivables or (ii) is required by Applicable Law.
“Purchase Agreement” has the meaning set forth in the recitals hereto.
“Purchased Receivable” has the meaning set forth in the Purchase Agreement.
“Purchased Receivables File” means an electronic file, in a computer readable format reasonably satisfactory to the Purchaser Agent containing the data files listed on the Data Tape with respect to the Purchased Receivables and the Monthly Servicing Reports.
“Qualified Deferral” means a deferral of an Instacash Repayment Date by up to two weeks as long as the related MoneyLion Accountholder’s current outstanding Instacash Advance Amount has not been deferred before and there are no pending payments in respect of the related Instacash.
“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short term unsecured debt rating or certificate of deposit rating of “A 1” or better by S&P or “P 1” or better by Moody’s, (B) the parent corporation of which has either (1) a long term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short term unsecured debt rating or certificate of deposit rating of “A 1” or better by S&P and “P 1” or better by Moody’s or (C) is otherwise reasonably acceptable to the Purchaser Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.
“Servicer” has the meaning set forth in the introductory statement hereto.
“Servicer Account” means (i) as of the Third Omnibus Amendment Effective Date, a deposit account established at each of Silicon Valley Bank and JPMorgan Chase Bank, N.A., respectively, and owned and maintained by Servicer and (ii) thereafter, any successor deposit account that is established at a Qualified Institution as may be designated by the Servicer to the Purchaser Agent upon not less than (5) Business Days’ prior written notice..

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“Servicer Event of Default” has the meaning set forth in Section 10(a) hereto.
“Servicing Fee” has the meaning set forth in Section 6 hereto.
“Servicing Fee Rate” means one and one-half percent (1.50%).
“Servicing Guidelines” means the written servicing policies and procedures of the Servicer, as in effect on the Closing Date, as modified from time to time in accordance with the terms of Section 9(f).
“Servicing Standard” has the meaning set forth in Section 2(a) hereto.
“Settlement Date” has the meaning set forth in Section 6 hereto.
“Successor Servicer” has the meaning set forth in Section 10(a) hereto.
“Successor Servicing Agreement” has the meaning set forth in Section 9(a) hereto.
“Termination Notice” has the meaning set forth in Section 10(a) hereto.
“Third Omnibus Amendment Effective Date” means March 16, 2026.
“Treasury Regulations” means such provisions of the income tax regulations of the United States Department of the Treasury or any successor provisions promulgated under the Code.
(b) (b)    Other Definitional Provisions.
(i)(i)    Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.
(ii)(ii)    Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Schedule or Exhibit shall be to a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.
(iii)(iii)    In the event that any reports are not available to any Person on the date on which such Person is required to make a determination of whether a computational test has been satisfied pursuant hereto, such determination shall be made using the most current available information.
2.Appointment of Servicer and Servicing Duties.

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(a)(a)    Servicer Servicing Duties. The Purchasers and the Purchaser Agent hereby appoint Servicer, and Servicer hereby accepts such appointment to act as the contractual representative to service the Purchased Receivables on behalf of the Purchasers pursuant to the terms and conditions of this Agreement. The Servicer agrees to service the Purchased Receivables in accordance with the standard of care set forth in Section 5 (the “Servicing Standard”). Servicer shall take all lawful actions and procedures which Servicer deems necessary or advisable to service, and collect on, the Purchased Receivables in accordance with the Servicing Guidelines. The foregoing notwithstanding, the Servicer shall not institute judicial proceedings on behalf of the applicable Purchaser in any manner which would be violation of Applicable Law and, in any case, without such Purchaser’s prior consent, which consent shall be deemed given on all ordinary course matters relating to collection of all amounts owing under the terms and conditions of any Purchased Receivable. In furtherance of the foregoing, the Servicer shall perform the following services until it is no longer required to do so in accordance with Section 11:
(i)(i)    The Servicer shall:
1.     In a manner consistent with the Servicing Guidelines and the Servicing Standard, collect all payments in respect of each Purchased Receivable in accordance with the terms of such Purchased Receivable. It is understood and agreed that all payments received from a MoneyLion Accountholder in respect of Instacash Repayment Amounts shall be applied (i) first, as a repayment of all outstanding Instacash Advance Amounts of such MoneyLion Accountholder until all such Instacash Advance Amounts have been repaid in full, and (ii) thereafter, to any outstanding Excluded Amounts relating thereto.
2.    (A) Use commercially reasonable efforts to cause all Collections with respect to Purchased Receivables to be deposited in a Servicer Account by each third-party payment processor utilized by the Servicer and (B) promptly, but in any event within one (1) Business Day after the Servicer’s receipt of such Collections, identify such Collections that are Advance Collections and transfer such Advance Collections to the Borrower Account (net of any Servicing Fee solely if such Business Day is a Settlement Date).
(ii)(ii)    With respect to any Purchased Receivable which remains unpaid past the related Instacash Repayment Date, or in which such a non-payment is imminent, the Servicer shall undertake, in accordance with the Servicing Standard, such servicing actions set forth in the Servicing Guidelines.
(iii)(iii)    The Servicer shall not permit the commingling of Collections with respect to the Purchased Receivables at any time with its funds or the funds of any other Person, other than (x) in a Servicer Account, until timely transferred to the Borrower Account as described in Section 2(a)(i)2 above, and (y) with respect to the funds related to a Defective Receivable, an Underperforming Receivable or any Receivable repurchased by the Seller in accordance with Section 7(b) or Section 10 of the Purchase Agreement, so long as the Servicer clearly indicates that any such funds are to be held for the benefit of the Seller and Servicer requests any such funds to be transferred out of the Borrower Account within three (3) Business Days following the deposit thereof; provided, that, inadvertent and non-reoccurring errors by Servicer in applying proceeds that are promptly cured, shall not be considered a breach of

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this covenant. In the event that the Servicer deposits into the Borrower Account any amount not required to be deposited therein, the Purchaser Agent shall cooperate with the Servicer to refund such amount from deposits to the Borrower Account.
(iv)(iv)    Such other duties as the Servicer and the Purchasers may mutually agree to.
(b)(b)    No Ownership Rights. Notwithstanding the foregoing, the Servicer acknowledges and agrees that the Servicer shall have no ownership rights in and to the Purchased Receivables.
(c)(c)    Modification of Purchased Receivables. Other than (i) any Permitted Receivable Modifications or (ii) with the prior consent of the Purchaser Agent, the Servicer may not amend, modify or waive any term or condition of any Purchased Receivable.
(d)(d)    Delegation. The Servicer may, without the prior written consent of the Purchaser Agent, delegate its responsibilities to any subservicer in the ordinary course of the Servicer's performing its obligations hereunder and consistent with Servicer's customary practice, subject to such third parties being under the control, supervision and direction of the Servicer; provided, however, that any such delegation shall not affect the Servicer's obligations and liabilities hereunder.
(e)(e)    Maintenance of and Access to Records. The Servicer, in its capacity as custodian, shall keep safely all electronic files of the Purchased Receivables Files in its possession as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures. The Servicer, in its capacity as custodian, shall provide to the Purchaser Agent or its duly authorized representatives, attorneys or auditors electronic access to view the Purchased Receivables File maintained by the Servicer as the Purchaser Agent shall reasonably request which do not unreasonably interfere with the Servicer's normal operations or customer or employee relations.
(f)(f)    Release of Documents. Upon written instruction from the Purchaser Agent, the Servicer, in its capacity as custodian, shall release (or provide online access to view the Purchased Receivables Files posted on an electronic portal maintained by the Servicer or any third-party service provider) or cause to be released any Purchased Receivables File to the Purchaser Agent, the Purchaser Agent’s agent or its designee, as the case may be, at such place or places as the Purchaser Agent may designate, as soon as practicable (but in no event more than seven (7) days after the date of such request). Notwithstanding the foregoing, the Purchaser Agent shall provide, or cause its agent to provide, access to such Purchased Receivables File to the Servicer for the purpose of carrying out its duties and responsibilities with respect to the servicing of Purchased Receivables hereunder.
3.Reporting and Other Information.
(a)    The Servicer will provide, as reasonably requested by the Purchaser Agent, a back-up servicing tape or disk or data file acceptable to Purchaser Agent, such that upon the occurrence of the election by Purchaser Agent following a Servicer Event of Default, the Backup Servicer or any other third-party servicer selected by Purchaser Agent pursuant to the terms of the Purchase Agreement can commence the immediate servicing of the Purchased Receivables.

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4.(b)    On each Business Day, the Servicer shall determine in good faith the allocation of all amounts on deposit in each Servicer Account constituting Collections. Not later than 5:00 p.m. (Eastern Standard Time) on each Business Day, the Servicer shall provide to the Backup Servicer and the Purchaser Agent a reconciliation report substantially in the form set forth on Exhibit A hereto (or such other form reasonably acceptable to the Servicer and the Purchaser Agent) (the “Daily Reconciliation Report”) specifying the amount of Collections that are allocable to the Collection Account pursuant hereto.
5.(c)    Not later than 5:00 p.m. (Eastern Standard Time) on each Purchase Date, the Servicer shall provide to the Backup Servicer and the Purchaser Agent online access to view a data tape in the form attached hereto as Exhibit B that consists of most recent originations, Advance Collections, and advance status update, in each case, setting forth information relating to the Purchased Receivables that took place on the immediately preceding Purchase Date (the “Data Tape”) posted on an electronic portal maintained by the Servicer or any third-party service provider.
6.(d)    Not later than 5:00 p.m. (Eastern Standard Time) on the fifth Business Day of each calendar month, the Servicer shall provide to the Backup Servicer and the Purchaser Agent online access to view a monthly servicing report in form and substance consistent in all material respects with similar reports provided to the Purchaser Agent’s Affiliate prior to the Closing Date setting forth information relating to the Servicer’s servicing of the Purchased Receivables (the “Monthly Servicing Report”) and a data tape which includes the data to support the calculations in the Monthly Servicing Reports posted on an electronic portal maintained by the Servicer or any third-party service provider. Upon discovery of any error or receipt of notice of any error in any Monthly Servicing Report, the Servicer and the Purchaser Agent shall arrange to confer and shall agree upon any adjustments necessary to correct any such errors.
7.Inspections and Examinations.
8.(a)    The Servicer will permit or cause to be permitted, as applicable, any authorized representatives designated by the Purchaser Agent (which such authorized representatives may be unaffiliated third parties) to visit and inspect any of the properties of the Servicer at any time, and from time to time upon reasonable advance notice and during normal working hours, to inspect, copy and take extracts from its books, records, financial statements, credit and collection policies, legal and regulatory compliance, operating and reporting procedures and information systems and to discuss its affairs, finances and accounts with any employees of the Servicer. Servicer agrees to pay the Purchaser Agent’s reasonable, customary and documented out-of-pocket expenses for any such field examination and audit and the preparation of reports thereof performed or prepared only once in any calendar year in an aggregate amount not to exceed thirty five thousand Dollars ($35,000) in any calendar year.
(a)(b)    Servicer shall hold and maintain all electronic documents evidencing or pertaining to the Purchased Receivables representing the same in trust for the exclusive benefit of the Purchaser Agent (on behalf of the Purchasers) during the term of this Agreement.
9.The Servicer's Standard of Care and Diligence.
The Servicer agrees to diligently perform the services contemplated hereunder in good faith and in accordance with industry standards customary for servicing financial transactions of the type which comprise the portfolio of Purchased Receivables, in accordance with the specific terms of such consumer

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receivables, with the same care, skill and diligence with which prudent receivables servicers service comparable receivables, all in accordance with all Applicable Law and in accordance with the Servicing Guidelines.
10.The Servicer's Fees and Expenses.
With respect to each Monthly Period, the Servicer shall receive as full compensation for its services hereunder a monthly servicing fee equal to the Servicing Fee Rate times the Net Collections Amount for such Monthly Period (the “Servicing Fee”). The Servicer shall be responsible for all reasonable out-of-pocket costs and expenses of the Servicer due and payable in connection with the performance of its duties hereunder. The Servicing Fee for any Monthly Period shall be due and payable within five (5) Business Days immediately following such Monthly Period (each such day, a “Settlement Date”), commencing with July 8, 2024. The Servicing Fee shall, on each Settlement Date, be deducted by the Servicer from Advance Collections required to be deposited into the Borrower Account as described in Section 2(a)(i)2 above.
11.Servicer Representations and Warranties.
To induce the Purchasers and the Purchaser Agent to enter into this Agreement, the Servicer represents and warrants to the Purchasers and the Purchaser Agent as of the Closing Date and as of each Purchase Date that:
(a)Existence. It is (i) duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite corporate power and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except as would not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to so qualify could not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law, except as would not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect.
(b)Power and Authority; Enforceability. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts.
(c)Due Authorization. The execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action and does not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.
(d)No Consents. Except (x) as would not reasonably be expected to result in a Material Adverse Effect and (y) approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by it of this Agreement or for the legality, validity or enforceability thereof, except for filings and recordings in connection with this Agreement and the security interest created pursuant to this Agreement.

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(e)Litigation. Except for any Regulatory Trigger Event which has been disclosed pursuant to Section 8(d) hereto, there are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened in writing against it affecting any of its property before any Governmental Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(f)Regulatory Action. Except for any Regulatory Trigger Event which has been disclosed pursuant to Section 8(d) hereto, to its knowledge, it is not currently under investigation by any Governmental Authority the result of which would be reasonably likely to result in a Material Adverse Effect. Except for any Regulatory Trigger Event which has been disclosed pursuant to Section 8(d) hereto, it has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could reasonably be expected to result in a Material Adverse Effect on its business.
(g)Solvency. It is Solvent. It is not contemplating the commencement of an Insolvency Event in respect of it or any of its assets.
(h)Ability to Perform. The Servicer has the requisite facilities, procedures, and experienced personnel necessary for the sound servicing of the Purchased Receivables in accordance with this Agreement. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform the duties and obligations of the Servicer contained in this Agreement.
(i)Reports Accurate. All reports (including, Monthly Servicing Reports) information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Servicer to the Purchasers, the Purchaser Agent or the Backup Servicer in connection with this Agreement are, taken as a whole, accurate, true and correct in all material respects as of the date specified therein or the date so furnished, as applicable.
(j)Compliance with the Servicing Guidelines. With respect to the servicing of the Purchased Receivables, the Servicer has complied in all material respects with the Servicing Guidelines.
(k)Investment Company Act. It is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(l)Information Security Program. The Servicer maintains an information security program that is reasonable and in compliance with applicable law and the Servicer’s collection, storage, processing, use, transmission and disclosure of any “non-public personal information” (as defined in the regulations under the Gramm-Leach-Bliley Act) or other sensitive information regarding individuals, their employment, family, health, racial or financial status, comply with all privacy policies, contractual obligations, and applicable law, except where failure to comply or to have complied with applicable law could not reasonably be expected to have a material adverse effect on the value or collectability of the affected Purchased Receivable.
(m)Location of Principal Place of Business; Chief Executive Office. As of the Closing Date, the Servicer’s principal place of business and chief executive office, and the offices where it keeps tangible records concerning the Purchased Receivables is 249 West 17th Street, 4th Floor, New York, NY 10011.
12.Affirmative Covenants.
The Servicer covenants and agrees that during the term of this Agreement, unless the Purchaser Agent shall otherwise consent in writing, the Servicer will:
(a)Existence; Licenses, etc. Perform all actions reasonably necessary to preserve and keep in full force and effect its corporate existence, and qualifications, permits and licensing as and where

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required to perform its obligations under this Agreement and comply with all laws applicable to the Servicer and its activities where the failure to so comply would reasonably be expected to result in a Material Adverse Effect.
(b)Personnel. Maintain adequate and qualified personnel to perform the duties undertaken herein with respect to the Purchased Receivables.
(c)Cooperation. Reasonably cooperate with the Backup Servicer (once engaged) or, if applicable, any Successor Servicer engaged by the Purchaser Agent (on behalf of the Purchasers) in accordance herewith.
(d)Notice of Default or Regulatory Trigger Event. The Servicer will deliver to the Purchaser Agent (on behalf of the Purchasers), promptly, and in any event within five (5) 1 Business Days of any Authorized Officer of the Servicer obtaining knowledge of (i) any condition or event that constitutes a Servicer Event of Default or that after notice or lapse of time or both would constitute a Servicer Event of Default or that notice has been given to the Servicer or any of its subsidiaries with respect thereto; (ii) the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a materially adverse effect on the business, a material portion of the Purchased Receivables, properties or financial condition of the Servicer to perform the services provided for herein or (iii) the occurrence of any of the events described in the definition of Regulatory Trigger Event that, in the Servicer’s reasonable, good faith discretion, would reasonably be expected to result in a Regulatory Trigger Event, a certificate of such Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Servicer Event of Default, potential Regulatory Trigger Event, and what action the Servicer or any of its Affiliates, as applicable, has taken, is taking and proposes to take with respect thereto.
(e)Other Covenants of Servicer.
(i)At any time or from time to time upon the request of the Purchaser Agent, the Servicer will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Purchaser Agent may reasonably request in order to effect fully the purposes of this Agreement.
(ii)The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Purchased Receivable and the MoneyLion Instacash Terms and Conditions, as applicable, and will comply in all respects with all Requirements of Law in connection with servicing each Receivable and the MoneyLion Instacash Terms and Conditions, as applicable, the failure to comply with which would reasonably be expected to result in a Material Adverse Effect.
(iii)In addition, and without limiting any other provision herein, the Servicer agrees to cooperate and use its commercially reasonable efforts at all times in providing, at the Servicer's expense, the Backup Servicer (or any other applicable Successor Servicer) with reasonable access during normal working hours to Servicer's employees and to any and all of the books, records (in electronic or other form) or other information reasonably requested by the Backup Servicer (or any other applicable Successor Servicer) to enable the Successor Servicer to assume the servicing in respect of the Purchased Receivables. Subject to the following sentence, the Servicer's obligation to provide such access shall be applicable at all times (regardless of whether (x) the Servicer's obligations have been terminated hereunder or (y) a Servicer Event of Default has occurred). Unless a Servicer Event of Default has occurred and is continuing, the Backup Servicer (or any other applicable Successor Servicer) shall provide reasonable prior notice to the Servicer of any request for access pursuant to this paragraph, and such access shall be limited to four (4) times per year.
1 NTD: Just conforming to the timing in Section 9(b) of the MPA.

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(f)Keeping of Records and Books of Account. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Purchased Receivables, including the Purchased Receivables Files, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for servicing of Purchased Receivables.
(g)Merger, Consolidation or Sale of Assets. Any Person (i) into which the Servicer may be merged, amalgamated or consolidated, (ii) resulting from any merger, amalgamation or consolidation to which the Servicer is a party and in which the Servicer is not the surviving entity, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (iv) succeeding to the business of the Servicer, which Person shall in each case execute an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement.
(h)Tax Returns. The Servicer will pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor.
13.Negative Covenants.
(a)Servicer shall not resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Servicer and the Purchaser Agent, (ii) upon the determination evidenced by an opinion of counsel to the Servicer, in form and substance reasonably satisfactory to the Purchaser Agent, that its servicing duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Servicer, in which event the Servicer may resign as servicer or (iii) upon execution at the direction of the Purchaser Agent by the Successor Servicer of a successor servicing agreement (the “Successor Servicing Agreement”). No such resignation shall become effective until a Successor Servicer shall have assumed the Servicer's responsibilities and obligations hereunder in accordance with the terms hereof.
(b)Notwithstanding anything to the contrary herein, Servicer will not sell, assign or otherwise transfer or dispose of any Purchased Receivables, without the prior written consent of the Purchaser Agent.
(c)The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of a Purchaser in any Purchased Receivables.
(d)[Reserved].
(e)Change of Name or Location of Chief Executive Office. The Servicer shall not change its name or its state of organization, move the location of its principal place of business and chief executive office, and the offices where it keeps tangible records concerning the Purchased Receivables from the location referred to in Section 7(m), unless the Servicer has given at least ten (10) days’ (or such shorter period as agreed by the Purchaser Agent) prior written notice to the Purchaser Agent.
(f)Servicing Guidelines. The Servicer shall not amend or otherwise modify the Servicing Guidelines in any manner that would reasonably be expected to have a material adverse effect on the interests of the Purchasers without the prior written consent of the Purchasers. It is acknowledged and agreed that any modification to the Servicing Guidelines that would not be reasonably be expected to

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have a material adverse effect on the interests of the Purchasers (as determined by the Servicer in a commercially reasonable manner) may be made by the Servicer without consent from any Purchaser or the Purchaser Agent and without notice to any Purchaser or the Purchaser Agent.
14.Servicer Event of Default.
(a)(a)    Each of the following shall constitute a Servicer Event of Default (each, a “Servicer Event of Default”):
(i)(i)    failure of the Servicer to perform or comply with any term or condition contained in Section 2(a)(i)(2) and such failure shall remain unremedied for three (3) Business Days after receipt by the Servicer of notice from the Purchaser Agent of such default;
(ii)(ii)    The Servicer shall default in any material respect in the performance of or compliance with any term contained herein (provided however, with respect to any terms contained herein that already include a material qualifier, this clause shall not be deemed to include a material qualifier), other than any such term referred to in any other Section of this Section 10, and such default shall not have been remedied or waived within ten (10) days after receipt by the Servicer of notice from the Purchaser Agent of such default;
(iii)(iii)    any representation, warranty, certification or other statement made or deemed made by the Servicer or in any statement or certificate at any time given by the Servicer in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made and such incorrect representation or warranty has (x) a material and adverse effect on the Purchasers (taken as a whole) and (y) is not remedied or waived within thirty (30) days after receipt by the Servicer of notice from the Purchaser Agent of such default;
(iv)    the occurrence of an Insolvency Event with respect to the Servicer;
(v)    The occurrence of any Change of Control which would reasonably be expected to impair the Servicer’s ability to perform its obligations under this Agreement.
(iv)    then, and in each and every such case, so long as such Servicer Event of Default shall not have been waived by the Purchaser Agent, the Purchaser Agent may, in its sole discretion, in addition to whatever rights the Purchasers or Purchaser Agent may have at law or in equity to damages, including injunctive relief and specific performance, by notice in writing to the Servicer (such notice, a “Termination Notice”), terminate all the rights and obligations of the Servicer as servicer under this Agreement, effective as of the date specified in the Termination Notice (the “Effective Termination Date”). On or after the receipt by the Servicer of a Termination Notice or resignation of the Servicer pursuant to Section 10(a), all authority and power of the Servicer to service the Purchased Receivables under this Agreement shall on the date set forth in such notice pass to and be vested in a successor servicer (the “Successor Servicer”) appointed by the Purchaser Agent. On or prior to the Effective Termination Date, the Successor Servicer, the Purchasers and the Purchaser Agent shall enter into a successor servicing agreement.
(b)(b)    Servicing Transfer.

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EXHIBIT 10.38
(i)Upon receipt of a Termination Notice, the Servicer shall terminate its activities as servicer hereunder on the Effective Termination Date. After the receipt by the Servicer of a Termination Notice, the Servicer shall continue to perform all servicing functions under this Agreement until the Effective Termination Date. The Servicer agrees to cooperate with the Purchasers, Purchaser Agent and any Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Purchased Receivables provided for under this Agreement, including all authority over all Collections which shall thereafter be received with respect to the Purchased Receivables. The Servicer shall promptly and in any event within three (3) Business Days after appointment of a Successor Servicer prepare, execute and deliver any and all documents and other instruments reasonably requested by the Successor Servicer or the Purchaser Agent in connection with the succession by the Successor Servicer, place in the Successor Servicer's possession (or provide online access to view the Purchased Receivables Files posted on an electronic portal maintained by the Servicer or any third-party service provider) all records related to the Purchased Receivables, including the Purchased Receivables Files (other than any such records held by the Purchaser Agent or the Purchaser Agent’s custodian) and do or accomplish all other acts or things reasonably necessary to enable the Successor Servicer, to assume the servicing in respect of the Purchased Receivables.
(ii)Without limiting the forgoing, in connection with the delivery of a Termination Notice under Section 10(a), following as soon as possible (but, in any event within three (3) Business Days) after receipt of the Termination Notice, Servicer shall provide to Successor Servicer all Purchased Receivables Files (or provide online access to view the Purchased Receivables Files posted on an electronic portal maintained by the Servicer or any third-party service provider) relating to the Purchased Receivables and Servicer shall use commercially reasonable efforts to provide to Successor Servicer reasonable access to and transfer of the Purchased Receivables Files and reasonable access by Successor Servicer to its personnel, software, hardware, facilities, and employees in each case reasonably necessary for Successor Servicer to perform the duties of the Successor Servicer, including the initial delivery of the reports as set forth in the Successor Servicing Agreement.
15.Term.
The Servicer shall commence servicing each Purchased Receivable on the date such Purchased Receivable is acquired by a Purchaser and shall continue, for so long as the Servicing Fee (or other fees or amounts due to the Servicer hereunder) continues to be paid in accordance with this Agreement, servicing such Purchased Receivable until the earliest of (a) the payment in full (or charge off in accordance with the Servicing Guidelines) of the amount outstanding under each such Purchased Receivable, (b) the date specified in Section 10(b) following the receipt by the Servicer of a Termination Notice, or (c) by written agreement of the Purchaser Agent and the Servicer.
16.Indemnification.
(a)    Subject to Section 12(b), but without limiting any other rights that the Purchasers, the Purchaser Agent or any of their respective Affiliates, officers, directors and employees (each, an “Indemnified Person”) may have hereunder or under applicable law, Servicer hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal, and whether any such damages, losses, liabilities or expenses are incurred by a Indemnified Person as an actual or potential party, witness or otherwise and including those relating to or arising from such Indemnified Person’s enforcement of the Servicer’s indemnification obligations hereunder) that may be

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EXHIBIT 10.38
instituted or asserted against or incurred by any such Indemnified Person arising out of or incurred in connection with the following (collectively, “Indemnified Liabilities”):
(a)(i)    reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers acting in its capacity as such) under or in connection with this Agreement;
(b)(ii)    the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement;
(c)(iii)    the occurrence of a Servicer Event of Default;
(d)(iv)    any claim brought by any Person arising from any activity by Servicer in servicing, administering or collecting any Purchased Receivables; and
(e)(v)    the gross negligence, bad faith or willful misconduct of the Servicer in the performance of its duties under this Agreement;
    provided, that Servicer shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Liabilities (a) result from such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (b) constitute recourse for uncollectible Purchased Receivables.
(b)    Limitation of Liability. IN NO EVENT SHALL ANY PARTY HERETO OR ANY OF THEIR RESPECTIVE AFFILIATES, BENEFICIARIES, ASSIGNEES OR SUCCESSORS (BY ASSIGNMENT OR OTHERWISE) BE LIABLE TO THE OTHER PARTIES HERETO OR TO ANY OTHER ENTITY FOR SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT), UNDER THIS AGREEMENT INCURRED OR CLAIMED BY ANY PARTY OR ENTITY (OR SUCH PARTY OR ENTITY’S OFFICERS, DIRECTORS, STOCKHOLDERS, MEMBERS OR OWNERS), HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.
17.Miscellaneous.
18.(a)    Information Rights, Statements, Reports; Tax Matters.
(i)The Servicer shall provide the Purchaser Agent with such information concerning the Purchased Receivables as is reasonably necessary for the Purchaser Agent and the Purchasers to prepare their federal income tax return and comply with any reporting or audit requirements of Governmental Authorities.
(ii)Each party hereto acknowledges that payments on the Purchased Receivables may be subject to withholding taxes, including, but not limited to, backup withholding under Section 3406 of the Code and FATCA, if applicable, if the recipient of any payment under such Receivables fails to furnish certain documentation and information, such as its taxpayer identification number, or otherwise fails to establish an exemption from such applicable withholding taxes. The Servicer shall be entitled to deduct and withhold from any payments on the Purchased Receivable any amounts that the Servicer is required to deduct and withhold under the Code, Treasury Regulations or any other provision of applicable law. The Servicer shall not

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EXHIBIT 10.38
be required to pay any additional amounts on any payments under the Purchased Receivables with respect to withholding taxes that are withheld or deducted from such payments. The Purchaser and any other Person through which such Purchaser holds the Purchased Receivables, and any other recipient of any payment under the Purchased Receivables, shall furnish to the Servicer a duly executed and properly completed Internal Revenue Service Form W-9 or applicable W-8 (including any required statements or attachments thereto) and such other documentation as reasonably requested by the Servicer from time to time.
19.(b)    All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, portable document format (“PDF”), tagged image file format (“TIFF”) or other electronic format sent by electronic transmission, as follows:
If to the Purchaser Agent or a Purchaser, to:
c/o Sound Point Capital Management, LP, as Purchaser Agent
375 Park Avenue, 33rd Floor
New York, NY 10152
Attn: General Counsel
Tel: (212) 895-2288
Email: wruberti@soundpointcap.com; compliance@soundpointcap.com
If to Servicer to:
Gen Digital Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, AZ USA
Attention: Chief Legal Officer
E-mail: Bryan.Ko@gendigital.com; legal.department@gendigital.com

(a)
(b)Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to all of the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) certified mail, upon receipt or refusal thereof, and (iv) if delivered by electronic mail, upon sender’s receipt of confirmation of proper transmission.(c)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided that, other than as set forth herein, the Servicer may not assign any of its obligations hereunder without the written consent of the Purchaser Agent. This Agreement may not be modified, amended, waived or supplemented unless any such modification, amendment, waiver or supplement is in writing and signed by the Servicer and the Purchaser Agent.
(c)(d)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT

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EXHIBIT 10.38
REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.
(d)(e)    The descriptive headings of the various parts of this Agreement are for convenience only and do not constitute a part of this Agreement and shall not affect the meaning or construction of any of the provisions hereof.
(e)(f)    This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
(f)(g)    No failure to exercise and no delay in exercising, on the part of the Purchasers, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.
(h)    Confidentiality. Each party hereto shall comply with the confidentiality provisions set forth in Section 14 of the Purchase Agreement. Further to the foregoing, Servicer agrees that it shall not use the name of Purchaser Agent or any Purchaser in the performance of its duties and obligations hereunder without the prior written consent of the Purchaser Agent.
20.Joinder of Additional Purchasers. Each Additional Purchaser shall join this Agreement as a Purchaser in all respects upon execution of a Joinder Agreement under and pursuant to Section 15 of the Purchase Agreement.

LEGAL_US_E # 189985003.6

EXHIBIT 10.38
(a)
IN WITNESS WHEREOF, Servicer, Purchasers and Purchaser Agent have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.
SERVICER:

MONEYLION TECHNOLOGIES INC.

By:     ______________________________
        Name:
        Title:

PURCHASER:

SP MAIN STREET FUNDING I LLC

By:     ______________________________        Name:
        Title:

PURCHASER AGENT:

SOUND POINT CAPITAL MANAGEMENT, LP

By:     ______________________________
        Name:
        Title:

LEGAL_US_E # 189985003.6

EXHIBIT A

FORM OF DAILY RECONCILIATION REPORT

[To be attached]

LEGAL_US_E # 189985003.6

EXHIBIT B

FORM OF DATA TAPE

[On file with Purchaser Agent]

LEGAL_US_E # 189985003.6